SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
_________________________

FORM  T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE
___________________________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
________________________________________________

CHEMICAL BANK
(Exact name of trustee as specified in its charter)

New York        13-4994650
(State of incorporation (I.R.S. employer if not a national bank) identification No.)

270 Park Avenue
New York, New York                                10017
(Address of principal executive offices)        (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel:  (212) 270-2611
(Name, address and telephone number of agent for service)
_____________________________________________

USF&G CORPORATION
(Exact name of obligor as specified in its charter)

Maryland        52-1220567
(State or other jurisdiction of (I.R.S. employer incorporation or organization) identification No.

100 Light Street
Baltimore, Maryland                               21202
(Address of principal executive offices)        (Zip Code)

____________________________________________

Subordinated Debt Securities
(Title of the indenture securities)
____________________________________________


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GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.
            New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b) Whether it is authorized to exercise corporate trust powers.

            Yes.


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.     List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement
        No. 33-46892, which is incorporated by reference).

        6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with
        Registration Statement No. 33-50010, which is incorporated by reference).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.


SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 11th day of January, 1994.


        CHEMICAL BANK



        By
              John Generale
              Vice President


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Exhibit 7 to Form T-1


Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

Chemical Bank
of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System,

at the close of business September 30, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
                   ASSETS                                      in Millions

Cash and balances due from depository institutions:
        Noninterest-bearing balances and
        currency and coin .................................     $  5,291
        Interest-bearing balances .........................        4,658
Securities ............................................           20,620
Federal Funds sold and securities purchased under
        agreements to resell in domestic offices of the
        bank and of its Edge and Agreement subsidiaries,
        and in IBF's:
        Federal funds sold ................................        1,706
        Securities purchased under agreements to resell ...          434
Loans and lease financing receivables:
        Loans and leases, net of unearned income  $63,249
        Less: Allowance for loan and lease losses   2,197
        Less: Allocated transfer risk reserve ...     181
        Loans and leases, net of unearned income,
        allowance, and reserve ............................       60,871
Assets held in trading accounts .......................            6,747
Premises and fixed assets (including capitalized
        leases)............................................        1,132
Other real estate owned ...............................              786
Investments in unconsolidated subsidiaries and
        associated companies...............................          116
Customer's liability to this bank on acceptance
        outstanding .......................................        1,231
Intangible assets .....................................              504
Other assets ..........................................            6,894
TOTAL ASSETS ..........................................         $110,990
                                                                =========



LIABILITIES


Deposits
        In domestic offices ................................     $50,535
        Noninterest-bearing .........................$17,241
        Interest-bearing ............................ 33,294
        In foreign offices, Edge and Agreement subsidiaries,
        and IBF's ..........................................      23,545
        Noninterest-bearing .........................$   136
        Interest-bearing ............................ 23,409

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
        of its Edge and Agreement subsidiaries, and in IBF's
        Federal funds purchased ............................       9,006
        Securities sold under agreements to repurchase .....         685
Demand notes issued to the U.S. Treasury ..............            1,502
Other Borrowed money ..................................            8,152
Mortgage indebtedness and obligations under capitalized
        leases .............................................          18
Bank's liability on acceptances executed and outstanding           1,249
Subordinated notes and debentures .....................            3,350
Other liabilities .....................................            5,267

TOTAL LIABILITIES .....................................          103,309

EQUITY CAPITAL

Common stock ..........................................              620
Surplus ...............................................            4,501
Undivided profits and capital reserves ................            2,565
Cumulative foreign currency translation adjustments ...               (5)

TOTAL EQUITY CAPITAL ..................................            7,681

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
        STOCK AND EQUITY CAPITAL ..........................     $110,990
                                                               ==========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.


                JOHN F. McGILLICUDDY    )
                WALTER V. SHIPLEY       )DIRECTORS
                EDWARD D. MILLER        )


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